UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2004

Capital Environmental Resource Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-25955	Not Applicable

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1122 International Blvd., Suite 601 Burlington Ontario, Canada		L7L 6Z8

(Address of principal executive offices)		(Zip Code)

Registrants’ telephone number, including area code: (905) 319-1237

N/A

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

Acquisition of Florida Recycling Services, Inc. (“Florida Recycling”)

     In November 2003, Capital Environmental Resource Inc. (“Capital”, “we”, “us”, or “our”) through its wholly owned subsidiary, Waste Services, Inc. (“Waste Services”) entered into a definitive agreement to acquire Florida Recycling from its stockholders for a purchase price of $98.5 million in cash, working capital of approximately $2.2 million subject to further adjustment, and the issuance of 9,250,000 common shares. On April 30, 2004 we completed the Florida Recycling acquisition. Florida Recycling’s operations are based in central Florida, primarily serving the Orlando, Daytona, Fort Myers and Tampa metropolitan areas. The consideration paid was based on negotiations between us and the stockholders of Florida Recycling. Larry Henk, who was a 3% shareholder of Florida Recycling, is our President and Chief Operating Officer.

New Financing Transactions

     We financed the acquisition of Florida Recycling and repaid our previously existing senior credit facilities with a majority of the net proceeds from (1) borrowings under the new senior secured credit facilities of Waste Services, (2) an offering of senior subordinated notes of Waste Services, and (3) the private placement of common shares of Capital. Information relating to these financing transactions is as follows:

New Senior Secured Credit Facilities

     On April 30, 2004, Waste Services entered into the new senior secured credit facilities (the “Credit Facilities”) with a syndicate of lenders. The Credit Facilities consist of a five-year revolving credit facility in the amount of $60.0 million, a portion of which will be available to Capital and its Canadian subsidiaries, and a seven-year term loan facility in the amount of $100.0 million. The Credit Facilities bear interest at a spread over base rate or Eurodollar loans, as defined, at our option. The Credit Facilities are secured by substantially all of Waste Services’ assets and the assets of its U.S. restricted subsidiaries as well as the shares of capital stock of its U.S. restricted subsidiaries held by Waste Services. Prior to the migration transaction, whereby Waste Services will become the parent company of our corporate group (the “Migration Transaction”), the Credit Facilities will be guaranteed by Waste Services’ current parent, Capital, and Capital’s Canadian subsidiaries and secured by substantially all of their assets (including shares of capital stock of Waste Services). After the completion of the Migration Transaction, Capital and its Canadian subsidiaries will become Waste Services’ foreign subsidiaries and will no longer guarantee or pledge all of their assets except that their guarantees and pledges will continue in support of the portion of the revolving credit facility available to Capital and its Canadian subsidiaries. Furthermore, 65% of the common shares of Waste Services’ first tier non-U.S. subsidiaries will be pledged to secure obligations under the Credit Facilities.

     The Credit Facilities contain certain financial and other covenants that restrict our ability to, among other things, make capital expenditures, incur indebtedness, incur liens, dispose of property, repay debt, pay dividends, repurchase shares, and make certain acquisitions. Our financial covenants include (i) minimum consolidated interest coverage, (ii) maximum total leverage, and (iii) maximum senior secured leverage.

2

New Senior Subordinated Notes

     On April 30, 2004, Waste Services completed a private offering of 9 1/2% Senior Subordinated Notes (“Subordinated Notes”) due 2014 for gross proceeds of $160.0 million. The Subordinated Notes mature on April 15, 2014. Interest on the Subordinated Notes is payable semiannually commencing October 15, 2004. The Subordinated Notes are redeemable, in whole or in part, at Waste Services’ option, on or after April 15, 2009, at a redemption price of 104.750% of the principal amount, declining rateably in annual increments to par on or after April 15, 2012, together with accrued interest to the redemption date. In addition, prior to April 15, 2007, Waste Services may redeem up to 35% of the aggregate principal amount of the Subordinated Notes with the proceeds of certain equity offerings, at a redemption price equal to 109.50% of the principal amount. Upon a change of control of Waste Services, as such term is defined in the Indenture, Waste Services is required to offer to repurchase all the Subordinated Notes at 100% of the principal amount, together with accrued interest and liquidated damages, if any, and obtain the consent of its senior lenders to such payment or repay its indebtedness under its Senior Credit Facilities.

     The Subordinated Notes are unsecured and are subordinate to Waste Services’ existing and future senior secured indebtedness, including its Credit Facilities, structurally subordinate to existing and future indebtedness of its non-guarantor subsidiaries, rank equally with any unsecured senior indebtedness and senior to its existing and future subordinated indebtedness.

     The Subordinated Notes contain certain covenants that, in certain circumstances and subject to certain limitations and qualifications, restrict, among other things (i) the incurrence of additional debt; (ii) the payment of dividends and repurchases of stock; (iii) the issuance of preferred stock and the issuance of stock of our subsidiaries; (iv) certain investments; (v) the repurchase of Waste Services preferred stock; (vi) transactions with affiliates; and (vii) certain sales of assets.

     Waste Services’ obligations with respect to the Subordinated Notes, including principal, interest, premium, if any, and liquidated damages, if any, are fully and unconditionally guaranteed on an unsecured, senior subordinated basis by all of Waste Services’ existing and future domestic restricted subsidiaries. Pending completion of the Migration Transaction, Waste Services’ obligations with respect to the Subordinated Notes will also be guaranteed by its current parent, Capital, and each of Capital’s Canadian subsidiaries. After completion of the Migration Transaction, Capital and its Canadian subsidiaries will become Waste Services’ foreign subsidiaries and will no longer guarantee the Subordinated Notes.

     We also entered into a Registration Rights Agreement with the initial purchasers of the Subordinated Notes in which we agreed to (i) file a registration statement with respect to the Subordinated Notes within 120 days of the closing date of the issuance of the notes, or the issuance date, pursuant to which we will exchange the Subordinated Notes for registered notes of Waste Services with terms identical to the Subordinated Notes; (ii) have such registration statement declared effective within 210 days of the issuance date, (iii) maintain the effectiveness of such registration statement for minimum periods specified in the agreement, and (iv) file a shelf registration statement in the circumstances and within the time periods specified in the agreement. If we do not comply with these obligations, we will be required to pay liquidated damages, in cash, in an amount equal to $0.05 per week per $1,000 in principal amount of the unregistered Subordinated Notes for each week that the default continues, for the first 90-days following default. Thereafter, the amount of liquidated damages will increase by an additional $0.05 per week per $1,000 in principal amount of unregistered Subordinated Notes for each subsequent 90-day period until all defaults have been cured, to a maximum of $0.50 per week per $1,000 in principal amount of unregistered Subordinated Notes outstanding. Liquidated damages, if any, are payable at the same time as interest payments due under the Subordinated Notes.

Equity Placement

     On April 30, 2004, we raised approximately $50.7 million, after deducting expenses of approximately $2.9 million, from the sale of 13,400,000 common shares of Capital and warrants to purchase 1,340,000 common shares of Capital in private placement transactions to certain investors. Sanders Morris Harris Inc. acted as placement agent for the issuance and was paid a placement agent fee of approximately $2.7 million. Don A. Sanders, one of our directors, is a principal of Sanders Morris Harris Inc. We also entered into an agreement with the investors in the private placement in which we agreed to file a registration statement for the 13,400,000 common shares and the 1,340,000 common shares issuable upon exercise of the warrants and have that registration statement declared effective within 120 days of April 30, 2004. If we do not comply with these registration requirements, we will be required to pay liquidated damages of 1% of the value, as defined in the registration rights agreement, of the unregistered common shares for each month that the common shares are unregistered. Because these damages would be payable in cash, until the common shares are registered the proceeds from the equity placement will be classified outside of shareholders’ equity until the common shares are registered.

Acquisition of Assets from Allied Waste Industries, Inc. (“Allied”)

     As previously announced, in November 2003, Waste Services entered into an agreement to acquire the assets of Allied’s northern and central Florida operations (the “Allied Assets”) for a purchase price of approximately $120.0 million subject to an adjustment for working capital. To date, we have acquired all of the Allied Assets except for certain assets in the Jacksonville metropolitan area, which we expect to acquire in May 2004 upon receipt of required transfer consents and approvals. The primary metropolitan areas currently served by the Allied Assets are Tampa, Sarasota and Jacksonville, Florida.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Financial Statements of Businesses Acquired

      The combined financial statements of the North Central Florida District of Allied Waste Industries, Inc. as of December 31, 2003 and December 31, 2002 and for each of the three years in the period ended December 31, 2003, together with the report of PricewatehouseCoopers, LLP, independent auditors, are incorporated herein by reference from Exhibit 99.1 to this Current Report.

      The consolidated financial statements of Florida Recycling Services, Inc. of Illinois and its subsidiary for the years ended December 31, 2003, 2002 and 2001, together with the audit report of Shepard, Schwartz & Harris, LLP, independent auditors, are incorporated herein by reference from Exhibit 99.2 to this Current Report.

      (b) Pro Forma Financial Information.

      The unaudited pro forma condensed consolidated financial statements of Capital as of and for the year ended December 31, 2003 are incorporated herein by reference from Exhibit 99.3 to this Current Report.

      (c) Exhibits.

4.1	Amended Certificate of Designations of Waste Services, Inc.
4.2	Seventh Amendment to Rights Agreement dated as of April 30, 2004, to Rights Agreement dated as of September 2, 1999, between Capital Environmental Resource Inc. and American Stock Transfer Company, as Rights Agent.
4.3	Indenture regarding 9 1/2% Senior Subordinated Notes among Waste Services, Inc., the Guarantors and Wells Fargo Bank, National Association, as trustee, dated as of April 30, 2004.
4.4	Form of Warrant to Purchase Common Shares by and between Capital Environmental Resource Inc. and certain investors.
10.1	Form of Subscription Agreement dated as of April 30, 2004, between Capital Environmental Resource Inc. and certain investors.
10.2	Form of Registration Rights Agreement dated as of April 30, 2004, among the Company and certain investors.
10.3	9 1/2% Senior Subordinated Notes Registration Rights Agreement dated April 30, 2004.
10.4	Amended and Restated Credit Agreement dated as of April 30, 2004 among Capital Environmental Resource Inc., Waste Services, Inc., the several lenders from time to time parties thereto, Lehman Brothers Inc., as Arranger, CIBC World Markets Corp., as Syndication Agent, Bank of America, N.A., as Documentation Agent, Canadian Imperial Bank of Commerce, as Canadian Agent, and Lehman Commercial Paper Inc., as Administrative Agent.
10.5	Amended and Restated Stock Purchase Agreement dated as of March 11, 2004 by and among Waste Services, Inc., certain affiliates of Waste Services, Inc., Capital Environmental Resource Inc., Florida Recycling Services, Inc. and certain affiliates thereof.
23.1	Consent of Allied Waste Industries, Inc.’s Auditor — PricewaterhouseCoopers, LLP, Phoenix, Arizona.
23.2	Consent of Florida Recycling Services, Inc.’s Auditor — Shepard, Schwartz & Harris, LLP.
99.1	Combined financial statements of the North Central Florida District of Allied Waste Industries, Inc. as of December 31, 2003 and December 31, 2002 and for each of the three years in the period ended December 31, 2003, together with the report of PricewaterhouseCoopers, LLP, independent auditors.
99.2	Consolidated financial statements of Florida Recycling Services, Inc. of Illinois and Subsidiary for the years ended December 31, 2003, 2002 and 2001, together with the audit report of Shepard, Schwartz & Harris, LLP, independent auditors.
99.3	Pro forma condensed consolidated statements of Capital as of and for the year ended December 31, 2003.

3

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 10, 2004	CAPITAL ENVIRONMENTAL RESOURCE INC. (Registrant)

By: /s/ Ronald L. Rubin

Name: Ronald L. Rubin Title: Executive Vice President, and Chief Financial Officer

EXHIBIT INDEX

4.1	Amended Certificate of Designations of Waste Services, Inc.
4.2	Seventh Amendment to Rights Agreement dated as of April 30, 2004, to Rights Agreement dated as of September 2, 1999, between Capital Environmental Resource Inc. and American Stock Transfer Company, as Rights Agent.
4.3	Indenture regarding 9 1/2% Senior Subordinated Notes among Waste Services, Inc., the Guarantors and Wells Fargo Bank, National Association, as trustee, dated as of April 30, 2004.
4.4	Form of Warrant to Purchase Common Shares by and between Capital Environmental Resource Inc. and certain investors.
10.1	Form of Subscription Agreement dated as of April 30, 2004, between Capital Environmental Resource Inc. and certain investors.
10.2	Form of Registration Rights Agreement dated as of April 30, 2004, among the Company and certain investors.
10.3	9 1/2% Senior Subordinated Notes Registration Rights Agreement dated April 30, 2004.
10.4	Amended and Restated Credit Agreement dated as of April 30, 2004 among Capital Environmental Resource Inc., Waste Services, Inc., the several lenders from time to time parties thereto, Lehman Brothers Inc., as Arranger, CIBC World Markets Corp., as Syndication Agent, Bank of America, N.A., as Documentation Agent, Canadian Imperial Bank of Commerce, as Canadian Agent, and Lehman Commercial Paper Inc., as Administrative Agent.
10.5	Amended and Restated Stock Purchase Agreement dated as of March 11, 2004 by and among Waste Services, Inc., certain affiliates of Waste Services, Inc., Capital Environmental Resource Inc., Florida Recycling Services, Inc. and certain affiliates thereof.
23.1	Consent of Allied Waste Industries, Inc.’s Auditor — PricewaterhouseCoopers, LLP, Phoenix, Arizona.
23.2	Consent of Florida Recycling Services, Inc.’s Auditor — Shepard, Schwartz & Harris, LLP.
99.1	Combined financial statements of the North Central Florida District of Allied Waste Industries, Inc. as of December 31, 2003 and December 31, 2002 and for each of the three years in the period ended December 31, 2003, together with the report of PricewaterhouseCoopers, LLP, independent auditors.
99.2	Consolidated financial statements of Florida Recycling Services, Inc. of Illinois and Subsidiary for the years ended December 31, 2003, 2002 and 2001, together with the audit report of Shepard, Schwartz & Harris, LLP, independent auditors.
99.3	Pro forma condensed consolidated statements of Capital as of and for the year ended December 31, 2003.

4